Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FIRST QUARTER RESULTS
• Core RevPAR increased 6.7% and core hotel EBITDA increased 13%
• Asset sale program progressing as planned
IRVING, Texas…April 30, 2013 - FelCor Lodging Trust Incorporated (NYSE: FCH), today reported operating results for the first quarter ended March 31, 2013.
Highlights:

•	RevPAR for 45 core hotels increased 6.7%.

•	Total revenue increased 6.1%, driven by a 5.5% increase in RevPAR at 65 same-store hotels.

•	Same-store Adjusted EBITDA was $37.7 million, a 13.3% increase.

•	Adjusted FFO per share improved to a loss of $0.01 and net loss per share was $0.29.

•	Currently under negotiations or have agreed to sell six non-strategic hotels.
Commenting on operating results, Richard A. Smith, President and Chief Executive Officer of FelCor, said, “I am very pleased with our performance during the quarter. Our high quality, diverse portfolio continues to produce strong results. Industry fundamentals remain very favorable, as demand growth remains robust and supply growth remains historically low. We expect these trends to continue for the foreseeable future, which will provide favorable conditions for sustained RevPAR growth.”
Added Mr. Smith, “We continue to make substantial progress toward completing the transformation and repositioning of FelCor, building a first-class REIT and driving stockholder value. We have sold 19 of 39 non-strategic hotels, with six more either under contract or in negotiations. Our portfolio has improved significantly, as more than 90% of our EBITDA is now generated by upper upscale and luxury hotels strategically located around the country in gateway and resort markets with high barriers-to-entry and dynamic demand generators. We have also strengthened our balance sheet significantly. As asset sales continue and EBITDA increases, we are building greater financial flexibility and leverage will continue to decline.”

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Summary of First Quarter Operating Results:

	First Quarter
$ in millions, except for per share information	2013	2012	Change
Total revenue	$220.7	$208.0	6.1%
Same-store Adjusted EBITDA	$37.7	$33.3	13.3%
Adjusted EBITDA	$37.7	$41.4	(9.0)%
Adjusted FFO per share	$(0.01)	$(0.02)	$0.01
Net loss per share	$(0.29)	$(0.31)	$0.02
Revenue per available room (“RevPAR”) for 65 same-store hotels was $100.17, a 5.5% increase compared to the same period in 2012. The increase reflects a 5.0% increase in average daily rate (“ADR”) to $143.90 and a 30 basis point increase in occupancy to 69.6%. RevPAR for our 45 core hotels increased 6.7%, while RevPAR for our 20 non-strategic hotels increased 1.2%. RevPAR at the six newly-acquired and recently-redeveloped hotels increased 17.8% during the quarter. Total revenue increased 6.1% from the same period in 2012.
Hotel EBITDA was $48.0 million, 8.3% higher than the same period in 2012. Hotel EBITDA margin was 21.8% during the quarter, a 44 basis point increase from the same period in 2012. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $37.7 million compared to $41.4 million for the same period in 2012.
Adjusted funds from operations (“Adjusted FFO”) was a loss of $773,000, or $0.01 per share, compared to a loss of $0.02 per share in 2012. Net loss attributable to common stockholders was $35.9 million, or $0.29 per share for the quarter ended March 31, 2013, compared to a net loss of $38.1 million, or $0.31 per share, for the same period in 2012.
Summary of Core Hotel Results:

	First Quarter
	2013	2012	Change
Hotel RevPAR	$106.16	$99.47	6.7%
Hotel EBITDA, in millions	$37.0	$32.8	12.6%
Hotel EBITDA margin	21.0%	20.1%	91	bps
Total revenue for our 45 core hotels increased 7.7% compared to the same period in 2012, driven by a 6.7% increase in RevPAR to $106.16. The increase in RevPAR reflects a 6.0% increase in ADR to $154.23 and a 40 basis point increase in occupancy to 68.8%. Hotel EBITDA at our core hotels increased 12.6% to $37.0 million. Hotel EBITDA margin at our core hotels was 21.0% during the quarter, a 91 basis point increase compared to the same period in 2012.
EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 18 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Portfolio Repositioning:
To date, we have sold 19 of 39 non-strategic hotels as part of our portfolio repositioning plan. We are currently marketing 11 non-strategic hotels and are evaluating offers or have agreed to sell six of those, including one under contract. We will use the proceeds from dispositions to repay debt and reduce leverage. The other nine non-strategic hotels are owned by joint ventures, and we are progressing on discussions with our partners to facilitate marketing those properties.
In March, we successfully re-branded and transitioned management at eight Holiday Inn hotels to Wyndham brands. Wyndham Worldwide Corporation is providing a $100 million guaranty over the 10-year term of the agreement, with an annual guaranty of up to $21.5 million, that ensures a minimum annual NOI for the eight hotels. In addition, the management fee structure is more consistent with prevailing industry practices, and we expect to save approximately $50 million in management fees over the initial term. The guaranty protects approximately 20% of our core hotel-level EBITDA from future lodging cycle fluctuations, in addition to ensuring a return on investment that is superior to the hotels' historical performance.
Capital Expenditures:
Capital expenditures at our operating hotels (including our pro rata share of joint ventures), were $23.5 million during the quarter (including approximately $6.4 million for redevelopment projects and repositioning the eight Wyndham hotels).
During 2013, we anticipate investing approximately $65 million on capital improvements and renovations, concentrated mostly at seven hotels, as part of our 20-year capital plan. In addition, we anticipate investing approximately $40 million on redevelopment projects (excluding Knickerbocker) and repositioning the Wyndham hotels. Please see page 12 of this release for more detail on renovations.
Through March 31, 2013, we have spent $35 million to redevelop the 4+ star Knickerbocker Hotel, in midtown Manhattan. The project remains on budget and is scheduled to open in early 2014.
Balance Sheet:
At March 31, 2013, we had $1.7 billion of consolidated debt bearing a weighted-average interest rate of 6.3% (approximately 120 basis points below last year). Our debt has a weighted-average maturity of seven years, and none of our debt matures before June 2014. We had $61.8 million of cash and cash equivalents at March 31, 2013. In addition, at March 31, 2013 we had $77.1 million of restricted cash, of which $64.9 million secures our Knickerbocker construction loan.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Andrew J. Welch, FelCor's Executive Vice President and Chief Financial Officer, said, “Our balance sheet is stronger today because of our low borrowing costs, extended weighted-average debt maturity and ample liquidity. We are committed to making our balance sheet even stronger, as we repay higher-cost debt with net sale proceeds, further improve our maturity profile and continue to reduce our overall leverage.”
Outlook:
Our 2013 outlook assumes continued strength in lodging fundamentals and has been updated to reflect first quarter results and timing of asset sales. Our outlook reflects selling all 11 hotels during 2013. The low-end of our outlook assumes all sales occur in June, and the high-end of our outlook assumes all sales close at the beginning of the fourth quarter.
During 2013, we anticipate:

•	Same-store RevPAR to increase between 5-6%;

•	Adjusted EBITDA to be between $190.5 million and $205.0 million;

•	Adjusted FFO per share to be between $0.33 and $0.43;

•	Net loss attributable to FelCor to be between $59 million and $51 million; and

•	Interest expense, including pro rata share of joint ventures, to be between $104 million and $106 million.
The following table reconciles our 2013 Adjusted EBITDA to Same-store Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA Outlook (65 hotels)	$203.5	$208.5
Improved Operations	0.5	—
Adjusted EBITDA Outlook (65 hotels)	$204.0	$208.5

EBITDA of sold hotels from closing to December 31(a)	(13.5)	(3.5)
Adjusted EBITDA Outlook (54 hotels)	$190.5	$205.0
Discontinued Operations(b)	(12.5)	(22.5)
Same-store Adjusted EBITDA (54 hotels)	$178.0	$182.5

(a)	EBITDA of 11 hotels assumed to be sold during 2013 that would have been recognized from the dates of sale through December 31, 2013.

(b)	EBITDA of 11 hotels assumed to be sold during 2013 that is forecasted to be generated from January 1, 2013 through the dates of sale.
About FelCor:
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its 66 hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

We invite you to listen to our first quarter earnings Conference Call on Tuesday, April 30, 2013 at 10:30 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months ended March 31, 2013.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Hotel operating revenue:
Room	$170,379	$161,779
Food and beverage	38,464	34,821
Other operating departments	11,448	11,090
Other revenue	399	275
Total revenues	220,690	207,965
Expenses:
Hotel departmental expenses:
Room	47,593	44,971
Food and beverage	31,462	28,345
Other operating departments	5,480	5,445
Other property-related costs	63,108	60,482
Management and franchise fees	9,654	9,778
Taxes, insurance and lease expense	22,667	21,710
Corporate expenses	7,832	8,212
Depreciation and amortization	31,570	30,068
Conversion expenses	628	—
Other expenses	821	963
Total operating expenses	220,815	209,974
Operating loss	(125)	(2,009)
Interest expense, net	(26,483)	(30,814)
Debt extinguishment	—	(7)
Loss before equity in income (loss) from unconsolidated entities	(26,608)	(32,830)
Equity in income (loss) from unconsolidated entities	89	(224)
Loss from continuing operations	(26,519)	(33,054)
Income (loss) from discontinued operations	(86)	4,193
Net loss	(26,605)	(28,861)
Net loss attributable to noncontrolling interests in other partnerships	240	202
Net loss attributable to redeemable noncontrolling interests in FelCor LP	180	196
Net loss attributable to FelCor	(26,185)	(28,463)
Preferred dividends	(9,678)	(9,678)
Net loss attributable to FelCor common stockholders	$(35,863)	$(38,141)
Basic and diluted per common share data:
Loss from continuing operations	$(0.29)	$(0.34)
Net loss	$(0.29)	$(0.31)
Basic and diluted weighted average common shares outstanding	123,814	123,665

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2013	2012
Assets
Investment in hotels, net of accumulated depreciation of $948,095 and $929,298 at March 31, 2013 and December 31, 2012, respectively	$1,787,016	$1,794,564
Hotel development	156,081	146,079
Investment in unconsolidated entities	52,867	55,082
Cash and cash equivalents	61,796	45,745
Restricted cash	77,102	77,927
Accounts receivable, net of allowance for doubtful accounts of $243 and $469 at March 31, 2013 and December 31, 2012, respectively	34,293	25,383
Deferred expenses, net of accumulated amortization of $15,438 and $13,820 at March 31, 2013 and December 31, 2012, respectively	34,035	34,262
Other assets	26,096	23,391
Total assets	$2,229,286	$2,202,433
Liabilities and Equity
Debt, net of discount of $8,985 and $10,318 at March 31, 2013 and December 31, 2012, respectively	$1,683,756	$1,630,525
Distributions payable	8,545	8,545
Accrued expenses and other liabilities	147,715	138,442
Total liabilities	1,840,016	1,777,512
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 621 units issued and outstanding at March 31, 2013 and December 31, 2012	3,697	2,902
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at March 31, 2013 and December 31, 2012	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at March 31, 2013 and December 31, 2012	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,122 and 124,117 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,241	1,241
Additional paid-in capital	2,353,275	2,353,581
Accumulated other comprehensive income	25,684	26,039
Accumulated deficit	(2,500,831)	(2,464,968)
Total FelCor stockholders’ equity	358,143	394,667
Noncontrolling interests in other partnerships	27,430	27,352
Total equity	385,573	422,019
Total liabilities and equity	$2,229,286	$2,202,433

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	March 31, 2013	December 31, 2012
Line of credit	9	L + 3.375	June 2016(a)	$109,000	$56,000
Hotel mortgage debt
Mortgage debt(b)	5	6.66	June - August 2014	64,906	65,431
Mortgage debt	1	5.81	July 2016	10,280	10,405
Mortgage debt(b)	4	4.95	October 2022	127,733	128,066
Mortgage debt	1	4.94	October 2022	32,057	32,176
Senior notes
Senior secured notes(c)	11	10.00	October 2014	224,919	223,586
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	10	5.625	March 2023	525,000	525,000
Other(d)	—	L + 1.25	May 2016	64,861	64,861
Total	47			$1,683,756	$1,630,525

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

(c)	We originally issued $636 million (face amount) of these notes. After redemptions in 2011 and 2012, $234 million (face amount) of these notes were outstanding at March 31, 2013 and December 31, 2012.

(d)
This loan is related to our Knickerbocker redevelopment project and is fully secured by restricted cash and a mortgage. Because we were able to assume an existing loan when we purchased this hotel, we were not required to pay any local mortgage recording tax. This loan, which allows us to borrow up to $85 million, can be extended for one year subject to satisfying certain conditions.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	March 31, 2013
Debt	Balance	Encumbered Hotels
Line of credit	$109
Charleston Mills House - WYN, Charlotte SouthPark - DT, Dana Point - DTGS, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt(a)	$65	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$128	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$32	Deerfield Beach - ES
Senior secured notes (10.00%)	$225
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland -Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DTGS, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, Los Angeles International Airport - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Baton Rouge - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Capital Expenditures
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
Improvements and additions to majority-owned hotels	$23,342	$41,385
Partners’ pro rata share of additions to consolidated joint venture hotels	(158)	(360)
Pro rata share of additions to unconsolidated hotels	337	562
Total additions to hotels(a)	$23,521	$41,587

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation or Redevelopment During 2013

Renovations	Primary Areas	Start Date	End Date
Myrtle Beach Resort-HIL	guestrooms	Oct-2012	Mar-2013
Napa Valley-ES	public areas(a)	Nov-2012	Mar-2013
Mandalay Beach-ES	public areas, meeting rooms, F&B(b)	Jan-2013	May-2013
San Francisco Waterfront-ES	public areas	Feb-2013	May-2013
Santa Monica Beach - at the Pier-WYN	guestrooms, corridors, public areas	May-2013	Aug-2013
Ft. Lauderdale-ES	public areas	Aug-2013	Oct-2013
Orlando - Walt Disney World Resort-DT	guestrooms, corridors(c)	May-2013	Nov-2013
LAX South - ES	public areas, corridors(d)	Sep-2013	Dec-2013
Houston Medical Center-WYN	guestrooms, corridors, public areas	Jul-2013	Dec-2013
Philadelphia - Historic District-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Charleston Mills House-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Redevelopments
Morgans	guestroom additions, public areas, fitness area, re-concept F&B	Feb-2012	June-2013

(a)	Guestroom renovations were completed in April 2012.

(b)	Guestroom renovations were completed in May 2012.

(c)	Public area renovations were completed in June 2012.

(d)	Guest room renovations were completed in February 2013.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Supplemental Financial Data
(in thousands, except per share data)

	March 31,	December 31,
Total Enterprise Value	2013	2012
Common shares outstanding	124,122	124,117
Units outstanding	621	621
Combined shares and units outstanding	124,743	124,738
Common stock price	$5.95	$4.67
Market capitalization	$742,221	$582,526
Series A preferred stock(a)	309,362	309,362
Series C preferred stock(a)	169,412	169,412
Consolidated debt(b)	1,683,756	1,630,525
Noncontrolling interests of consolidated debt	(2,787)	(2,810)
Pro rata share of unconsolidated debt	73,943	74,198
Hotel development	(156,081)	(146,079)
Cash, cash equivalents and restricted cash(b)	(138,898)	(123,672)
Total enterprise value (TEV)	$2,680,928	$2,493,462

(a)	Book value based on issue price.

(b)	Restricted cash includes $64.9 million of cash fully securing $64.9 million of debt that was assumed when we purchased the Knickerbocker.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Discontinued Operations
(in thousands)
Discontinued operations include the results of operations for ten hotels sold in 2012. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended
	March 31,
	2013	2012
Operating revenue	$—	$27,840
Operating expenses	(86)	(22,699)
Operating income (loss)	(86)	5,141
Interest expense, net	—	(948)
Income (loss) from discontinued operations	(86)	4,193
Depreciation and amortization	—	2,924
Interest expense	—	948
Adjusted EBITDA from discontinued operations	$(86)	$8,065

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2012 Hotel Operating Revenue (in thousands)	2012 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	20	5,433	$256,200	$78,389
Wyndham and Wyndham Grand(b)	8	2,526	120,354	37,960
Renaissance and Marriott	3	1,321	111,976	17,912
DoubleTree by Hilton and Hilton	5	1,206	56,071	16,706
Sheraton and Westin	4	1,604	68,369	14,540
Fairmont	1	383	41,255	4,286
Holiday Inn	2	968	40,512	4,218
Morgans and Royalton	2	282	32,129	3,458
Core hotels	45	13,723	726,866	177,469
Non-strategic hotels	20	5,099	179,474	48,044
Same-store hotels	65	18,822	$906,340	$225,513

Market
San Francisco area	4	1,637	$99,659	$21,036
Los Angeles area	3	677	33,287	13,760
South Florida	3	923	47,298	13,257
Boston	3	916	68,121	12,126
New York area	4	817	57,052	9,733
Myrtle Beach	2	640	36,973	9,429
Atlanta	3	952	35,410	9,230
Philadelphia	2	728	36,122	8,882
Tampa	1	361	45,152	7,957
San Diego	1	600	26,445	6,688
Other markets	19	5,472	241,347	65,371
Core hotels	45	13,723	726,866	177,469
Non-strategic hotels	20	5,099	179,474	48,044
Same-store hotels	65	18,822	$906,340	$225,513

Location
Urban	17	5,305	$316,354	$74,446
Resort	10	2,928	183,807	41,475
Airport	9	2,957	126,906	33,742
Suburban	9	2,533	99,799	27,806
Core hotels	45	13,723	726,866	177,469
Non-strategic hotels	20	5,099	179,474	48,044
Same-store hotels	65	18,822	$906,340	$225,513

(a)	Hotel EBITDA is more fully described on page 24.

(b)	These hotels converted from Holiday Inn on March 1, 2013.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

The following tables set forth occupancy, ADR and RevPAR for the three months ended March 31, 2013 and 2012, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels included in continuing operations.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended
	March 31,
	2013	2012	%Variance
Embassy Suites Hotels	73.1	74.0	(1.2)
Wyndham and Wyndham Grand(a)	63.6	71.6	(11.3)
Renaissance and Marriott	74.8	73.5	1.7
DoubleTree by Hilton and Hilton	61.4	62.9	(2.4)
Sheraton and Westin	63.4	57.6	10.1
Fairmont	60.3	27.7	118.2
Holiday Inn	68.4	60.5	13.0
Morgans and Royalton	81.0	76.0	6.7
Core hotels (45)	68.8	68.4	0.6
Non-strategic hotels (20)	71.7	71.6	0.1
Same-store hotels (65)	69.6	69.3	0.5

	ADR ($)
	Three Months Ended
	March 31,
	2013	2012	%Variance
Embassy Suites Hotels	153.28	146.52	4.6
Wyndham and Wyndham Grand(a)	139.38	133.20	4.6
Renaissance and Marriott	221.01	210.58	5.0
DoubleTree by Hilton and Hilton	146.97	133.10	10.4
Sheraton and Westin	108.13	102.24	5.8
Fairmont	221.26	213.15	3.8
Holiday Inn	112.44	109.95	2.3
Morgans and Royalton	260.05	249.85	4.1
Core hotels (45)	154.23	145.45	6.0
Non-strategic hotels (20)	117.07	115.80	1.1
Same-store hotels (65)	143.90	137.10	5.0

	RevPAR ($)
	Three Months Ended
	March 31,
	2013	2012	%Variance
Embassy Suites Hotels	112.08	108.45	3.3
Wyndham and Wyndham Grand(a)	88.60	95.43	(7.2)
Renaissance and Marriott	165.32	154.82	6.8
DoubleTree by Hilton and Hilton	90.18	83.72	7.7
Sheraton and Westin	68.51	58.86	16.4
Fairmont	133.52	58.96	126.5
Holiday Inn	76.89	66.52	15.6
Morgans and Royalton	210.76	189.78	11.1
Core hotels (45)	106.16	99.47	6.7
Non-strategic hotels (20)	83.98	82.97	1.2
Same-store hotels (65)	100.17	94.97	5.5
(a)    These hotels converted from Holiday Inn on March 1, 2013.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended
	March 31,
	2013	2012	%Variance
San Francisco area	75.0	73.8	1.7
Los Angeles area	69.5	81.0	(14.2)
South Florida	90.8	86.0	5.5
Boston	64.6	49.0	31.8
New York area	70.7	68.3	3.6
Myrtle Beach	37.0	42.9	(13.7)
Atlanta	74.4	72.0	3.3
Philadelphia	50.6	48.7	3.9
Tampa	83.7	84.4	(0.8)
San Diego	66.5	79.8	(16.7)
Other markets	68.1	68.3	(0.3)
Core hotels (45)	68.8	68.4	0.6
Non-strategic hotels (20)	71.7	71.6	0.1
Same-store hotels (65)	69.6	69.3	0.5
	ADR ($)
	Three Months Ended
	March 31,
	2013	2012	%Variance
San Francisco area	162.99	156.02	4.5
Los Angeles area	149.72	141.27	6.0
South Florida	190.78	184.16	3.6
Boston	167.50	151.02	10.9
New York area	194.37	186.66	4.1
Myrtle Beach	108.94	106.24	2.5
Atlanta	113.51	110.84	2.4
Philadelphia	131.03	120.14	9.1
Tampa	215.29	201.21	7.0
San Diego	121.51	121.18	0.3
Other markets	146.74	138.15	6.2
Core hotels (45)	154.23	145.45	6.0
Non-strategic hotels (20)	117.07	115.80	1.1
Same-store hotels (65)	143.90	137.10	5.0
	RevPAR ($)
	Three Months Ended
	March 31,
	2013	2012	%Variance
San Francisco area	122.28	115.14	6.2
Los Angeles area	104.03	114.41	(9.1)
South Florida	173.22	158.44	9.3
Boston	108.19	74.02	46.1
New York area	137.42	127.41	7.9
Myrtle Beach	40.30	45.55	(11.5)
Atlanta	84.45	79.82	5.8
Philadelphia	66.25	58.49	13.3
Tampa	180.26	169.79	6.2
San Diego	80.75	96.66	(16.5)
Other markets	99.89	94.32	5.9
Core hotels (45)	106.16	99.47	6.7
Non-strategic hotels (20)	83.98	82.97	1.2
Same-store hotels (65)	100.17	94.97	5.5

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Core hotels (45)	77.7	76.5	66.8	68.8
Non-strategic hotels (20)	75.1	73.0	67.3	71.7
Same-store hotels (65)	77.0	75.5	66.9	69.6

	ADR ($)
	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Core hotels (45)	155.03	153.45	152.54	154.23
Non-strategic hotels (20)	117.02	119.71	116.10	117.07
Same-store hotels (65)	144.93	144.57	142.76	143.90

	RevPAR ($)
	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Core hotels (45)	120.49	117.40	101.92	106.16
Non-strategic hotels (20)	87.89	87.37	78.13	83.98
Same-store hotels (65)	111.61	109.22	95.57	100.17

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended March 31,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(26,605)			$(28,861)
Noncontrolling interests	420			398
Preferred dividends	(9,678)			(9,678)
Net loss attributable to FelCor common stockholders	(35,863)	123,814	$(0.29)	(38,141)	123,665	$(0.31)
Depreciation and amortization	31,570	—	0.25	30,068	—	0.24
Depreciation, discontinued operations and unconsolidated entities	2,706	—	0.02	5,761	—	0.05
Noncontrolling interests in FelCor LP	(180)	621	0.01	(196)	636	—
FFO	(1,767)	124,435	(0.01)	(2,508)	124,301	(0.02)
Acquisition costs	23	—	—	38	—	—
Debt extinguishment	—	—	—	7	—	—
Severance costs	—	—	—	380	—	—
Conversion expenses	628	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	241	—	—	—	—	—
Variable stock compensation	102	—	—	—	—	—
Adjusted FFO	$(773)	124,435	$(0.01)	$(2,083)	124,301	$(0.02)

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
Net loss	$(26,605)	$(28,861)
Depreciation and amortization	31,570	30,068
Depreciation, discontinued operations and unconsolidated entities	2,706	5,761
Interest expense	26,505	30,862
Interest expense, discontinued operations and unconsolidated entities	672	1,625
Noncontrolling interests in other partnerships	240	202
EBITDA	35,088	39,657
Debt extinguishment	—	7
Acquisition costs	23	38
Amortization of fixed stock and directors’ compensation	1,578	1,296
Severance costs	—	380
Conversion expenses	628	—
Pre-opening costs, net of noncontrolling interests	241	—
Variable stock compensation	102	—
Adjusted EBITDA	37,660	41,378
Adjusted EBITDA from discontinued operations	86	(8,065)
Same-store Adjusted EBITDA	$37,746	$33,313

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012
Same-store operating revenue:
Room	$170,379	$161,779
Food and beverage	38,464	34,821
Other operating departments	11,448	11,090
Same-store operating revenue	220,291	207,690
Same-store operating expense:
Room	47,593	44,971
Food and beverage	31,462	28,345
Other operating departments	5,480	5,445
Other property related costs	63,108	60,482
Management and franchise fees	9,654	9,778
Taxes, insurance and lease expense	15,007	14,347
Same-store operating expense	172,304	163,368
Hotel EBITDA	$47,987	$44,322
Hotel EBITDA Margin	21.8%	21.3%

	Three Months Ended
	March 31,
	2013	2012
Hotel EBITDA - Core (45)	$36,952	$32,822
Hotel EBITDA - Non-strategic (20)	11,035	11,500
Hotel EBITDA	$47,987	$44,322

Hotel EBITDA Margin - Core (45)	21.0%	20.1%
Hotel EBITDA Margin - Non-strategic (20)	24.9%	26.0%

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Loss
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
Same-store operating revenue	$220,291	$207,690
Other revenue	399	275
Total revenue	220,690	207,965
Same-store operating expense	172,304	163,368
Consolidated hotel lease expense(a)	9,558	9,194
Unconsolidated taxes, insurance and lease expense	(1,898)	(1,831)
Corporate expenses	7,832	8,212
Depreciation and amortization	31,570	30,068
Conversion expenses	628	—
Other expenses	821	963
Total operating expense	220,815	209,974
Operating loss	$(125)	$(2,009)

(a)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Reconciliation of Forecasted Net Loss attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2013 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(59.0)		$(51.0)
Preferred dividends	(39.0)		(39.0)
Net loss attributable to FelCor common stockholders	(98.0)	$(0.79)	(90.0)	$(0.73)
Depreciation(c)	138.5		143.0
FFO	$40.5	$0.32	$53.0	$0.43
Pre-opening and conversion costs	1.0		1.0
Adjusted FFO	$41.5	$0.33	$54.0	$0.43

Net loss attributable to FelCor(b)	$(59.0)		$(51.0)
Depreciation(c)	138.5		143.0
Interest expense(c)	104.0		106.0
Amortization expense	6.0		6.0
EBITDA	189.5		204.0
Pre-opening and conversion costs	1.0		1.0
Adjusted EBITDA	$190.5		$205.0

(a)	Weighted average shares are 125.0 million.

(b)	For guidance, we have assumed no gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

-more-

FelCor Lodging Trust Incorporated First Quarter 2013 Operating Results
April 30, 2013

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

###